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                                                                   EXHIBIT 10.61

ABN-AMRO
                                CREDIT AGREEMENT

UNDERSIGNED:
1.       Welna N.V., established at Enschede,
         Welna Kunststoffen B.V., established at Enschede,
         B.V. Twentse Kunststoffenindustrie Plasticon, established at Oldenzaal, Plasticon Haven B.V., established at Hengelo (Ov)
         Woodcap B.V., established at Deurne,
         Kialite-Plasticon B.V., established at Tilburg,
         Onroerend-Goed Maatschappij Plasticon B.V., established at Oldenzaal, Hanwel B.V., established at Enschede,
         Plasticon Projects B.V., established at Oldenzaal,
         Welna Handel B.V., established at Enschede,
         Plasticon Heerenveen B.V., established at Heerenveen,
         B.V. van Delden, established at Waddinxveen, Gimex B.V., established at Geldermalsen,
         Hereinafter (together and individually) referred to as 'the Borrower",

2. ABN AMRO Bank N.V., having its registered office in Amsterdam, the Netherlands, hereinafter referred to as 'ABN AMRO',

HAVE AGREED AS FOLLOWS:

On the basis of the information supplied to ABN AMRO, the Borrower is granted a facility on the terms and conditions and at the rates and charges stated in this agreement and the appendix hereto. The facility is granted to finance the Borrower's business activities and distribution of free reserves.

FACILITY AMOUNT                                   NLG           40,000,000.00

BREAKDOWN OF FACILITY AMOUNT
Overdraft facility                                NLG           25,000,000.00
5-year roll-over loan                             NLG            2,500,000.00
(in principal NLG 5,000,000.00)
Contingent liability facility                     NLG           12,500,000.00

OVERDRAFT FACILITY
The credit may also be used for drawing short-term loans in Euro's, EMU-and other currencies. The terms and conditions governing these short-term loans will be incorporated in a separate short-term loan agreement.


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5-year roll-over loan

This loan will be continued unaltered and on the existing terms and conditions, with the provision that it will now also be subject to the joint and several liability of B.V. van Delden and Gimex B.V.

CONTINGENT LIABILITY FACILITY

The contingent liability facility is granted to, among others, issue credit guarantees within the ABN AMRO network in order to finance subsidiaries of Welna N.V. (ownership > 50%) outside of The Netherlands.

                                RATES AND CHARGES
OVERDRAFT FACILITY

Borrower will pay to ABN AMRO an interest-rate that equals the average 1-month EURIBOR, with a minimum of 2,5%, plus a margin of 0,75% per annum.

During April 1999 the 1-month EURIBOR was 2,747%. Including the margin the applicable interest rate is 3,497% p.a.

The average 1-month EURIBOR is calculated by dividing the sum of all EURIBOR's by the number of days of the applicable month. If on any one day 1-month EURIBOR is not determined, the 1-month EURIBOR of the previous day will apply.

                             SECURITY AND COVENANTS

- Intercompany liability of all parties named under 1. above, to be laid down in an intercompany liability agreement.

- Furthermore, the Borrower undertakes not to provide third parties with a statement as referred in I.5. of the ABN AMRO General Credit Provisions.

- The Borrower undertakes that if he considers providing security or additional security in any form whatsoever for debts to third parties, he will inform ABN AMRO in time and offer such security as ABN AMRO will deem to be at least equal in nature and value to the security offered or given for the debts to third parties, all this in proportion to the total lending by ABN AMRO and third parties to the Borrower. This undertaking will remain in force and effect as long as the Borrower will owe any sum to ABN AMRO on any account or there are any existing or future liabilities for which the Borrower may become indebted to ABN AMRO.

                                OTHER PROVISIONS

- With a view to the continuity of the Borrower's business, ABN AMRO deems it necessary that the Borrower's tangible net worth must at all times represent at least 25% during 1999 and 2000 and at least 30% during 2001 and thereafter, of the (adjusted) balance sheet total. This criterion must be satisfied throughout the facility period. For the purpose of this credit arrangement tangible net worth shall be understood to mean: issued and paid-up share capital plus reserves, deferred taxation liabilities (including WIR equalisation account) and loans subordinated to the



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         Borrower's debts to ABN AMRO, minus intangible assets, receivables from shareholders and/or managing directors and shares the Borrower holds in his own company, as shown in the consolidated annual accounts accompanied by an unqualified auditor's report drawn up by a auditor acceptable to ABN AMRO and in accordance with the calculation bases and accounting principles applied in the annual accounts as at 31-12-1998.

- The Borrower will not enter into additional credit agreements with third parties (including but not limited to agreements relating to off-balance sheet instruments, lease and guarantees) without the prior consent of ABN AMRO. ABN AMRO has been informed that ING Bank N.V. will grant a credit facility for working-capital purposes with a maximum of NLG 5,000,000.00.

- Further acquisitions and investments in fixed assets are subject to ABN AMRO's prior consent except in the case of acquisitions of minor (financial) importance and as long as the total of acquisitions and investments in fixed assets does not exceed NLG 7,500,000.00, on a yearly basis.

- Borrower will not grant an intercompany-loan to Denali Incorporated and/or Denali Welna Europe B.V.

- Borrower shall not pay dividend to Denali Welna Europe B.V. with exception of dividend distribution for:

         - interest-payments and/or repayment of Loan A (in principal NLG 15,000,000.00) granted by ABN AMRO Bank N.V. and ING Bank N.V. to Denali Welna Europe B.V.;

         - interest-payments and/or the repayment of the outstanding amount of Loan B (in principal NLG 10,000,000.00) granted by ABN AMRO Bank N.V. and ING Bank N.V. to Denali Welna Europe B.V.;

         - dividend payment from Denali Welna Europe B.V. to Denali Incorporated, maximized to NLG 2,000,000.00, to service interest on sub debt in the United States under the condition that Borrower is continuously in compliance with the covenants and provisions set out in this Credit Agreement.

- Payment of dividend from Denali Welna Europe B.V. to Denali Incorporated is also subject to the additional restrictions set out in the Roll-Over Loans Facility Agreement between Denali Welna Europe B.V., ABN AMRO Bank N.V. and ING Bank N.V.:

- Consolidated Debt Service Cover Ratio is less than 1 after pay-out (where dividend is considered part of the Debt Service Obligations).

- Borrower will pay to ABN AMRO on its first demand all out of pocket expenses regarding the cost of documentation, exercising rights and break-funding costs.

- The enclosed ABN AMRO General Credit Provisions dated January 1999 will apply. By signing this Credit Agreement the Borrower declares that he has received a copy of said General Credit Provisions and is fully aware of the contents thereof.

- The following will apply in addition or contrary to the ABN AMRO General Credit Provisions:

         ABN AMRO will also receive from the Borrower the quarterly figures within one month of the end of every quarter.

- The outstanding balances of the facility together with accrued interest and any other sum due from the Borrower under the Credit Agreement shall be payable to ABN AMRO forthwith and in

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         full without any demand or default notice being required if the
         Borrower fails to comply with or fulfil, at the time and in the manner required, any obligation under any loan or financing arrangement with or any guarantee towards ABN AMRO and/or third parties.

         This does not affect the right to cancel the facilities as referred to in II.4. of the ABN AMRO General Credit Provisions.

- The providers of the syndicated loan to Denali Inc. shall issue a declaration of approval of or a declaration of no objection to all credit facilities granted by ABN AMRO Bank N.V. and ING Bank N.V. to Denali Welna Europe B.V. and Welna N.V. c.s.

-        This Credit Agreement will be governed by Dutch law.

Signature:

Enschede, 11 June 1999
ABN AMRO Bank N.V.

On behalf of all the legal entities named under 1. above.

For approval:

Enschede, 11 June 1999
Welna N.V.